599 LEXINGTON AVENUE  |  NEW YORK  |  NY  |  10022-6069

WWW.SHEARMAN.COM  |  T +1.212.848.4000  |  F +1.212.848.7179

Exhibit 8.1

December 14, 2017

Liberty Global plc

Griffin House

161 Hammersmith Road

London W6 8BS

United Kingdom

Distribution of Shares of Liberty Latin America, Ltd.

U.S. Federal Income Tax Opinion

Ladies and Gentlemen:

We have acted as special tax counsel to Liberty Global plc, a public limited company incorporated under English law (“Liberty Global”), in connection with certain aspects of the separation of its Latin American and Caribbean operations (the “LiLAC Business”) in a series of transactions that will include: (i) the contribution by Liberty Global of the assets of the LiLAC Business (and the assumption by Splitco of certain liabilities with respect to the LiLAC Business), including the equity of certain of its subsidiaries, to Liberty Latin America, Ltd., a newly-formed exempted Bermuda company limited by shares that is a wholly-owned direct subsidiary of Liberty Global (“Splitco”), in exchange for the issuance by Splitco of common shares designated as Class A Common Shares (having one vote per share), Class B Common Shares (having 10 votes per share) and Class C Common Shares (which generally are non-voting) (collectively, the “Splitco Common Shares”) to Liberty Global (the “Contribution”), (ii) the distribution by Liberty Global of 100% of the Splitco Common Shares on the same day to holders of LiLAC Ordinary Shares on a one-for-one, class-by-class basis (the “Distribution”), and immediately following the Distribution, (iii) the redesignation of the LiLAC Ordinary Shares as deferred shares (with virtually no economic rights) in accordance with English law (the “Deferred Shares”) and the transfer of the Deferred Shares for no consideration to a third-party designee (the “Redesignation” and together with the Contribution and Distribution, the “Split-Off”). In connection with and following the Split-Off, Liberty Global intends to acquire or cancel the Deferred Shares.

Splitco has filed the Registration Statement on Form S-1 (Registration No. 333-221608), including the Prospectus forming a part thereof, with the Securities and Exchange Commission on November 16, 2017 (collectively, and as amended on or prior to the date hereof, the “Registration Statement”). Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Registration Statement.

ABU DHABI    |    BEIJING    |    BRUSSELS    |    DUBAI    |    FRANKFURT     |    HONG KONG    |    LONDON    |    MENLO PARK    |    MILAN    |    NEW YORK

PARIS    |    ROME    |     SAN FRANCISCO    |    SÃO PAULO    |    SAUDI ARABIA*    |    SHANGHAI    |    SINGAPORE    |    TOKYO    |    TORONTO     |    WASHINGTON, DC

SHEARMAN & STERLING LLP IS A LIMITED LIABILITY PARTNERSHIP ORGANIZED IN THE UNITED STATES UNDER THE LAWS OF THE STATE OF DELAWARE, WHICH LAWS LIMIT THE PERSONAL LIABILITY OF PARTNERS.

*DR. SULTAN ALMASOUD & PARTNERS IN ASSOCIATION WITH SHEARMAN & STERLING LLP

In preparing our opinion set forth below, we have examined and reviewed originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the tax representation letters delivered to us by Liberty Global (dated December 13, 2017), Splitco (dated December 13, 2017) and a Liberty Global shareholder (dated December 6, 2017) (collectively, the “Tax Representation Letters”), (iii) the Reorganization Agreement by and between Liberty Global and Splitco, a form of which is attached to the Registration Statement as Exhibit 2.1, and related agreements, (iv) the report prepared by Liontree Advisors UK LLP, dated December 13, 2017, which addresses the corporate business purposes for the Distribution, and (v) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for our opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies and the authenticity of the originals of such latter documents.

In rendering our opinion, we have assumed with your permission that (i) the Split-Off will be consummated as described in the Registration Statement (and none of the terms or conditions contained therein, or in any exhibit thereto, have been or will be waived or modified), (ii) there will be due execution and delivery of all documents required for the Split-Off to be effective, (iii) no action has been, or will be, taken that is inconsistent with any statement, representation or undertaking set forth in the Registration Statement or the Tax Representation Letters, and (iv) the deferred shares will be cancelled by Liberty Global no later than 12 months following the Distribution. Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing truth, accuracy and completeness (without regard to any qualification as to knowledge or belief) of the facts, statements and representations and compliance with the undertakings (without waiver) set forth in the documents referred to above, including the statements and representations, which we have neither investigated nor verified, made in the Tax Representation Letters. Any inaccuracy in these assumptions, facts, statements or representations, or failure to comply with undertakings (including on account of events occurring subsequent to the Split-Off) could affect the conclusions expressed herein.

Our opinion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service (“IRS”), and such other authorities as we have considered relevant, all as of the date of this opinion and all of which are subject to change or different interpretations (possibly with retroactive effect). Any change in the authorities upon which our opinion is based could affect the conclusions expressed herein. Further, opinions of counsel are not binding on the IRS or courts and thus there can be no assurance that our opinion will be accepted by the IRS or, if challenged, by a court.

Based upon the foregoing and subject to the assumptions, limitations and qualifications set forth herein and in the Registration Statement under the heading “The Split-Off—Material U.S. Federal Income Tax Consequences of the Split-Off,” we are of the opinion that, under currently applicable U.S. federal income tax law:

2

1.	The Split-Off, taken together, should qualify as a “reorganization” within the meaning of section 368(a)(1)(D) of the Code, and Liberty Global and Splitco should each qualify as a “party to a reorganization” within the meaning of section 368(b) of the Code.

2.	No gain or loss should be recognized by (and no amount should be includible in the gross income of) holders of LiLAC Ordinary Shares solely by reason of their receipt of Splitco Common Shares in the Distribution.

3.	The aggregate tax basis of the Splitco Common Shares received in the Distribution by a holder of LiLAC Ordinary Shares should equal such holder’s aggregate tax basis in its LiLAC Ordinary Shares of the same class immediately before the Distribution; and

4.	The holding period of the Splitco Common Shares received by a holder of LiLAC Ordinary Shares in the Distribution should include the holding period of its LiLAC Ordinary Shares of the same class.

We render no opinion except as expressly set forth above and this opinion does not address holders who acquire Splitco Common Shares other than in the Distribution or are subject to special treatment under U.S. federal income tax laws; for additional information with respect to U.S. federal income tax matters related to the Split-Off, see the discussion set forth under the heading “The Split-Off—Material U.S. Federal Income Tax Consequences of the Split-Off” in the Registration Statement. This opinion has been prepared for Liberty Global solely in connection with the Split-Off.

Further, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, or future factual developments, will not adversely affect the accuracy of the conclusions stated herein. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters or changes arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, undertaking, or assumption relied upon herein that becomes incorrect or untrue.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the references to us in the Registration Statement under “The Split-Off—Material U.S. Federal Income Tax Consequences of the Split-Off”. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours, /s/ Shearman & Sterling LLP

3